Exhibit 5.1

                    [Muldoon, Murphy & Faucette Letterhead]


                                                   July 15, 1997


Provident Bankshares Corporation
114 East Lexington Street
Baltimore, Maryland 21202

         RE:      Provident Bankshares Corporation
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Provident Bankshares Corporation, a Maryland corporation ("Provident") and, at the request of Provident, have examined the registration statement on Form S-4 (the "Registration Statement"), filed by Provident with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on July 15, 1997, and the regulations promulgated thereunder. All capitalized terms not otherwise defined herein are defined herein as in the Registration Statement.

         The Registration Statement relates to, among other things, the registration under the Act of 2,745,945 shares of common stock, $1.00 par value per share, of Provident ("Provident Common Stock"), to be issued to shareholders of First Citizens Financial Corporation, a Delaware corporation ("First Citizens"), upon consummation of the merger (the "Merger") of



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Provident Bankshares Corporation
July 15, 1997
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First Citizens with and into Provident and certain other transactions. The
Merger and such other transactions are to be consummated pursuant to (i) the Amended and Restated Agreement and Plan of Merger, amended and restated as of July 14, 1997 (the "Merger Agreement") by and between First Citizens and Provident, and (ii) certain related instruments and agreements described in the Registration Statement that were executed, or are to be executed, in connection with the Merger Agreement (the "Related Instruments").

         It is our understanding that upon consummation of the Merger, among other things, (i) First Citizens will merge with and into Provident, with Provident as the surviving corporation, succeeding to all of the assets and liabilities of First Citizens; (ii) subject to certain exceptions, each outstanding share of common stock, $.01 par value per share, of First Citizens (the "First Citizens Common Stock"), will be converted and exchangeable for
 .7665 shares of Provident Common Stock (the "Exchange Ratio"). If the Average Closing Price (as defined below) is less than $33.929, First Citizens may terminate the Merger Agreement unless Provident increases the Exchange Ratio so that the shares of Provident Common Stock issued in exchange for each share of First Citizens Common Stock have a value (based on the Average Closing Price) of $26.006. The Average Closing Price is the average closing sales price of the Provident Common Stock on the Nasdaq Stock Market (the "Nasdaq") for the 10 consecutive trading days ending on the date on which the last required regulatory approval for the Merger is obtained,



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Provident Bankshares Corporation
July 15, 1997
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without regard to any requisite waiting periods in respect thereof. Under the terms of the Merger Agreement, cash will be paid in lieu of the issuance of fractional shares of Provident Common Stock. In addition, each share of Provident Common Stock issued in the Merger will include the corresponding number of rights attached thereto pursuant to the Provident Rights Agreement; and each option granted by First Citizens to purchase First Citizens Common Stock which is outstanding and unexercised immediately prior to the consummation of the Merger shall be converted automatically into an option to purchase shares of Provident Common Stock in an amount and at an exercise price equal to the product of the number of shares of First Citizens Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Provident Common Stock resulting from such multiplication shall be rounded down to the nearest share; and the exercise price per share of Provident Common Stock under the new option shall be equal to the exercise price per share of First Citizens Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

         In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of (i) the Articles of Incorporation of Provident, and all amendments thereto, as filed with the State of Maryland; (ii) the By-laws of Provident; (iii) certain minutes of Provident made available to us by officers of Provident; (iv) certain certificates from officers of Provident as to



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Provident Bankshares Corporation
July 15, 1997
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certain factual matters material to the opinion expressed below; (v) the
Certificate of Incorporation of First Citizens as filed with the Secretary of State of the State of Delaware; (vi) the By-laws of First Citizens; (vii) certain minutes of First Citizens made available to us by officers of First Citizens; (viii) certain certificates from officers of First Citizens as to certain factual matters material to the opinion expressed below; and (ix) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

         In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Provident and First Citizens.

         In addition, in rendering this opinion we have assumed, without investigation, (i) that the shares of Provident and First Citizens Common Stock will be offered in the manner and on the terms identified or referred to in the Registration Statement; (ii) that all conditions to the Merger have been, or will be, met; (iii) that the Merger will be consummated in accordance with the


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Provident Bankshares Corporation
July 15, 1997
Page 5


terms of the Registration Statement, the Merger Agreement and the Related Instruments; (iv) the Registration Statement becomes and remains effective under the Act and fully complies with all of the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, during all relevant periods; (v) the Joint Proxy Statement/Prospectus forming a part of the Registration Statement, and the delivery procedures with respect thereto, fulfill all requirements of the Act, the Exchange Act, and all applicable regulations promulgated under the Act and the Exchange Act, throughout all relevant periods; (vi) compliance with all federal and state securities laws throughout all relevant periods; (vii) the Merger has become effective under applicable state law; and (viii) the shares of Provident Common Stock are issued and delivered in the manner referred to in the Merger Agreement and the Registration Statement, upon consummation of the Merger. We have also relied, without independent investigation, upon the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement.

         Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.


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Provident Bankshares Corporation
July 15, 1997
Page 6

         Based upon and subject to the foregoing, it is our opinion that the shares of Provident Common Stock to be issued to holders of shares of First Citizens Common Stock in connection with the Merger, when issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        /s/ MULDOON, MURPHY & FAUCETTE